UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  July 25, 2005

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
                      ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL
                      OFFICERS.

On July 20, 2005, Miles D. White was elected as a member of the Board of Directors of Tribune Company, to serve in the class of directors with terms expiring at the Tribune Company 2007 Annual Meeting of Shareholders. Mr. White, 50, is chairman and chief executive officer of Abbott Laboratories, a broad-based medical products and pharmaceutical company based in north suburban Chicago.

ITEM 5.03.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-
                       LAWS; CHANGE IN FISCAL YEAR.

On July 20, 2005, the Board approved amendments to Section 3.9 of Article III of the Company’s By-Laws in order to implement the Board’s determination that the presiding non-management director be designated by the Board rather than be included as a duty of the Governance & Compensation Committee chair. These amendments became effective July 20, 2005. The amended By-laws of the Company reflecting such amendments are filed with this report as Exhibit 99.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99 – By-Laws of Tribune Company, as amended and in effect on July 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: July 25, 2005	/s/ Mark W. Hianik Mark W. Hianik Vice President